EXHIBIT 10.38

                                    AGREEMENT

          THIS AGREEMENT (the "Agreement"), dated March 10, 1998, by and between LOGIMETRICS, INC., a Delaware corporation (the "Company"), and Russell J. Reardon II (the "Executive"),

                                               W I T N E S S E T H:

          WHEREAS, the Executive is currently serving as the Senior Vice President of Finance and Administration of the Company;

          WHEREAS, the Executive and the Company have agreed that, effective as of February 27, 1998 (the "Effective Date"), the Executive will cease to be employed by the Company;

          WHEREAS, the Company desires to have the right to obtain certain consulting services from the Executive following the termination of his employment and the Executive has agreed to provide such consulting services if requested by the Company;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

          1. Termination of Current Employment; Resignation. The Executive hereby resigns, as of the Effective Date, all positions he may hold as an officer or director of the Company or any of its subsidiaries. From and after the Effective Date, the Executive shall no longer have the status of an employee of the Company or any of its subsidiaries and, except as required by applicable law, shall have no right to participate in any benefit plans maintained for such employees.

          2. Severance Payments; Options.

             (a) The Company shall pay to the Executive an aggregate of $42,500 as severance wages and, except as expressly provided herein, in lieu of any payment to which the Executive may otherwise be entitled as a result of the termination of his employment (the "Severance Payment"). The Severance Payment shall be payable in 17 weekly installments of $2,500 commencing on March 12, 1998 and continuing thereafter in accordance with the Company's current payroll practices.

             (b) The Company shall pay to the Executive an aggregate of $6,000 in payment in full of his accrued vacation benefits (the "Vacation Payment"). The Vacation Payment shall be made in two equal installments of $3,000 on each of March 12, 1998 and March 19, 1998.

             (c) In addition to the Severance Payment and the Vacation Payment, the Company will reimburse the Executive for all remaining out-of-pocket expenses reasonably and necessarily incurred by the Executive during his employment by the Company. The Executive's right to reimbursement of such expenses is hereby expressly conditioned on the Company's receipt of appropriate documentation of such expenses so as to preserve any claim of deductibility of suchM expenses by the Company for Federal income tax purposes. Such expenses shall be reimbursed promptly upon receipt of all required documentation in accordance with the Company's customary expense reimbursement policy.

             (d) The Company and the  Executive  acknowledge  that the Executive is entitled to elect to receive continuation of medical coverage pursuant to Comprehensive Omnibus Budget Reconciliation Act ("COBRA"), and the Executive hereby elects, effective as of the Effective Date, such continuation of coverage. From the Effective Date through June 30, 1998, the Company shall pay on behalf of the Executive the monthly premiums payable by the Executive in connection therewith. The Executive shall be responsible for all monthly premiums payable thereafter for so long as the Company is required to provide coverage and the Executive wishes to remain covered under COBRA. Notwithstanding the foregoing, in the event that the Executive commences full-time employment with another person or entity prior to June 30, 1998, then beginning on the effective date of coverage under such successor employer's medical insurance, the Company shall no longer be responsible for payment of any such monthly premiums.

          (e) All options granted to the Executive pursuant to the Company's 1997 Stock Compensation Program are hereby terminated as of the Effective Date. Any agreement relating to such options shall be null and void and of no further force and effect.

          (f) The Option Agreement,  dated May 5 1996, between the Executive and
the  Company  shall  remain  in  full  force  and  effect   notwithstanding  the
termination of the Executive's employment hereunder.

          (g) Pursuant to a separate stock option agreement, a copy of which is attached hereto as Exhibit A (the "Option Agreement"), the Company shall grant to the Executive an option covering One Hundred Three Thousand Three Hundred Thirty Three (103,333) shares of the common stock of the Company at an exercise price of $0.55 per share (the "New Option"). The New Option shall be exercisable commencing on the Effective Date, shall terminate twelve months from the Effective Date and shall otherwise be subject to the terms of the Option Agreement.

          3. Consulting Relationship.

             (a) During the period commencing on the Effective Date and terminating on June 30, 1998 (the "Consulting Period"), upon the request of either the Chief Executive Officer or the President of the Company, the Executive will provide advice to the Company and its subsidiaries regarding matters within his area of expertise applicable to the Company or its subsidiaries (the "Consulting Services"). Such Consulting Services may be rendered in person at the offices of the Company, at some other mutually agreeable place, by telephone or by correspondence; provided, however, that the Executive shall not be obligated to provide Consulting Services on a particular day if the provision of such Consulting Services on such date would interfere with the Executive's full-time employment by another employer.

Except as otherwise agreed between the parties hereto, the Executive will not be obligated to render Consulting Services hereunder on more than five days in any month.

             (b) The Company shall pay to the Executive a consulting fee of $65 per hour for each hour (or portion thereof) during which the Executive provides Consulting Services to the Company and its subsidiaries (the "Consulting Fee"). Payment of Consulting Fees shall be made monthly in arrears no later than the first business day of each calendar month following a month in which Consulting Services have been provided.

             (c) In addition to the payment of the Consulting Fee, the Company will reimburse the Executive for all out-of-pocket expenses reasonably and necessarily incurred by the Executive in connection with the provision of Consulting Services hereunder; provided that the Company has approved such expenses in advance. The Executive's right to reimbursement of such expenses is hereby expressly conditioned on the Company's receipt of appropriate documentation of such expenses so as to preserve any claim of deductibility of such expenses by the Company for Federal income tax purposes. Approved expenses shall be reimbursed promptly upon receipt of all required documentation.

          4. Confidentiality Covenant; Non-solicitation; Non-competition.

             (a) The Executive recognizes that both during the course of his employment with the Company and during the Consulting Period, the Executive has had access to and has acquired and will continue to have access to and acquire confidential and proprietary information relating to the Company and its subsidiaries (the "Proprietary Information"). The Executive acknowledges that the Proprietary Information has been and will continue to be of critical importance to the business and operations of the Company and its subsidiaries. Accordingly, the Executive shall use such Proprietary Information only in connection with the provision of Consulting Services hereunder and shall not, without the express prior written consent of the Company, directly or indirectly, disclose any Proprietary Information to any other person or use any such Proprietary Information, either directly or indirectly, for his benefit or for the benefit of any third party. At the request of the Company, the Executive shall immediately return to the Company all Proprietary Information provided to the Executive by or on behalf of the Company or any of its subsidiaries and shall destroy all other Proprietary Information then in his possession or subject to his control and shall certify such destruction to the Company. Under no circumstances shall the Executive retain any copies of materials containing Proprietary Information, or any documents, notes, memoranda, studies, analyses or other material reduced to a tangible form containing Proprietary Information. The Executive's obligations under this Section 4(a) shall survive any termination or expiration of this Agreement forever.

          The term "Proprietary  Information" does not include information which
(i) is or becomes generally available to the public (other than as a result of a disclosure by the Executive or a representative of the Executive) or (ii) becomes available to the Executive on a non-confidential basis from a source other than the Company or one of its representatives which the Executive reasonably believes is entitled to disclose it.

            (b) Commencing on the date hereof and continuing until the first anniversary of the end of the Consulting Period, the Executive shall not, without the express prior written consent of the Company, directly or indirectly, (i) solicit or assist any third party in soliciting for employment any employee employed by the Company or any of its subsidiaries or any employee who has voluntarily terminated his or her employment with the Company or any of its subsidiaries during the period of this restriction ("Employees"), or (ii) employ, attempt to employ or materially assist any third party in employing or attempting to employ any Employee. The Executive's obligations under this
Section 4(b) shall survive any termination or expiration of this Agreement.

             (c) Commencing  on the date hereof and  continuing  until the first anniversary of the end of the Consulting Period, the Executive shall not, without the express prior written consent of the Company, directly or indirectly, any where in the world (x) engage in the design, manufacture, assembly, sale, maintenance or servicing of high-power amplifiers, satellite communications equipment or transmitting and receiving equipment (or related components) used in connection with the provision of local multi-point distribution services (collectively, a "Competing Business"), or (y) serve as an officer, director, employee, partner, member, manager or consultant to or beneficially own any equity interest (other than an interest of less than 2% of the outstanding voting power of any publicly traded company) in any Competing Business. The Executive's obligations under this Section 4(c) shall survive any termination or expiration of this Agreement.

             (d) The Executive acknowledges that, in the event of any breach of this Section 4 by him, the Company and its subsidiaries would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, the Company, in addition to any other remedy to which it may be entitled, shall be entitled to temporary, preliminary and permanent injunctive relief to prevent breaches of the provisions of this Section 4 and to compel specific performance of the provisions hereof. The Company shall not be required to post a bond or other security in connection with the granting of any such relief. These remedies shall not be deemed to be exclusive remedies for a violation of this Agreement but shall be in addition to all other remedies available to the Company at law or in equity.

             (e) The provisions of this Section 4 shall supersede the provisions of any other similar covenants to which the Executive may be a party or by which he may be bound, all of which shall be null and void and of no further force and effect.

          5. Release.

             (a) The parties hereto confirm and warrant that they have not caused or permitted to be filed any pending charge, complaint or action against each other or, in the case of the Executive, any Released Party (as defined in Section 5(h) below).

             (b) The parties hereto hereby expressly warrant that they have not assigned any claim that they have or may have against the other or, in the case of the Executive, any Released Party, to any person or entity.

             (c) The Executive understands that there are various state and federal laws that prohibit employment discrimination on the basis of age, sex, race, color, national origin, religion, disability and other categories, and that these laws are enforced by the courts and various government agencies. The Executive intends and does give up any rights he may have under these laws or any other laws with respect to his employment with the Company or any of its subsidiaries, or the termination of that employment.

             (d) Subject to Section 5(g) hereof, the Executive hereby releases and forever discharges each Released Party from any and all actions, demands, causes of action and claims whatsoever, known or unknown, suspected or unsuspected, the Executive ever had, now has, or shall have (whether in law, equity, or otherwise) against any Released Party with respect to any matter, event or condition occurring or arising on or prior to the date of the Executive's execution of this Agreement, including, but not limited to, claims for breach of an implied or expressed employment contract, claims for unlawful discharge, claims alleging a violation of Title VII of the Civil Rights Act of 1964, The Age Discrimination in Employment Act of 1967, The Civil
Rights  Act  of  1866,  The Americans with  Disabilities  Act, The  Occupational
Safety and Health Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, The Equal Pay Act, The Family and Medical Leave Act, the New York State Human Rights Law, the New York City Human Rights Law, claims pursuant to federal, state or local law regarding discrimination based on race, age, sex, religion, marital status, disability, sexual preference or national origin, claims for alleged violation of any other local, state, or federal law, regulations, ordinance or public policy having any bearing whatsoever on the terms or conditions of the Executive's employment with the Company or any of its subsidiaries or the termination thereof, claims pursuant to common law, or claims arising directly or indirectly out of the Executive's employment by or separation from employment with the Company or any of its subsidiaries. The Executive acknowledges that, as of the date of this Agreement, he is not aware of any such actions, demands, causes of action or claims that may be brought by him or on his behalf against any Released Party.

          Subject to Section 5(g) hereof, the Company (on its own behalf and on behalf of its subsidiaries) hereby releases and forever discharges the Executive from any and all actions, demands, causes of action and claims whatsoever, known or unknown, suspected or unsuspected, the Company or any of its subsidiaries ever had, now has, or shall have (whether in law, equity, or otherwise) against the Executive with respect to any matter, event or condition occurring or arising on or prior to the date of the Executive's execution of this Agreement having any bearing whatsoever on the terms or conditions of the Executive's employment with the Company or any of its subsidiaries or the termination thereof, claims pursuant to common law, or claims arising directly or indirectly out of the Executive's employment by or separation from employment with the Company or any of its subsidiaries.

             (e) Subject to Section 5(g) hereof, the parties hereto covenant and agree never to file any suit, action, cause of action, or other claim against the other party or, in the case of the Executive, any Released Party with respect to any matter, event or condition occurring or arising on or prior to the date hereof.

             (f) Subject to Section 5(g) hereof, each of the Company and the Executive hereby releases and discharges the other party and, in the case of the Executive, each Released Party not only from any and all claims which such party could have made on its own behalf but also from those which may or could be brought by any person, governmental authority or organization on its behalf, and each of the Company and the Executive specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which any claim or claims against the other or, in the case of the Executive, any Released Party may arise, in whole or in part, from any event which occurred on or before the date of this Agreement.

          (g) Each of the Company and the Executive agree that the releases given pursuant to this Section 5 shall not be applicable to any criminal acts, knowing violations of law, breaches of fiduciary duty or acts of intentional and willful misconduct on the part of the other party. Each of the Company and the Executive acknowledges that nothing in this Section 5 precludes either party from taking any legal action against the other for the breach by either party of any provision of this Agreement. In addition to any other remedies available at law or by agreement, in the event of any such breach by the Executive, the Company shall be entitled to recover any and all amounts theretofore paid to the Executive pursuant to Sections 2 and 3 above.

          (h) For purposes of this Agreement, the term "Released Party" shall include the Company, its parents, subsidiaries and affiliates, the officers, directors, shareholders, agents and employees of any of them and their respective heirs, successors, assigns and legal representatives.

          6. Confidentiality; Cooperation.

          (a) The Executive shall not disclose either directly or indirectly to any person in any manner whatsoever any information of any kind regarding the terms of this Agreement, except the Executive may disclose the existence and terms of this Agreement to his attorneys, family members, tax and financial advisors and prospective employers and to others to the extent required by law; provided however that each such person receiving such information shall be required to maintain the confidentiality of such information (other than in the event of a disclosure as required by law).

          (b) The exclusive statements which shall be made to any person concerning the termination of the Executive's employment are (a) the statements set forth in the press release annexed hereto as Exhibit B (the "Press Release") or in any other press release that the Company may issue; provided, however, that (i) the Executive acknowledges that the Company shall not be required to issue the Press Release or any other press release relating to the termination of the Executive's employment, and (ii) in the event that the Company issues a press release which varies materially from the form of the Press Release attached hereto, the Executive shall have the right to approve the form of such press release, which approval shall not be unreasonably withheld or delayed, and
(b) a statement to indicate that the Executive and the Company have come to an amicable resolution regarding the Executive's resignation; provided, however, that this Section 6(b) shall not preclude the Company from making such disclosures as are necessary on a confidential basis to its Board of Directors, provided that such directors shall maintain the confidentiality of such information (other than in the event of a disclosure as required by law), and such other disclosures as are required by law.

          (c) The Executive shall not for any reason whatsoever, directly or indirectly, either alone or jointly with any person and whether as principal, servant or agent, in any way comment (in writing or otherwise) negatively about the Company, any of its subsidiaries or affiliates or their respective officers, directors, shareholders or employees to any person or entity, disparage its products, plans or management to any supplier, vendor, contractor, creditor, shareholder or potential shareholder, media, subcontractor, competitor, customer or potential customer or any other person or entity, or do anything else to affect adversely the good will of the Company or any of its subsidiaries and affiliates. The Company hereby covenants with the Executive that it will not for any reason whatsoever, directly or indirectly in any way comment (in writing or otherwise) negatively about the Executive to any person.

          (d) The Executive shall cooperate fully with the Company in connection with any and all existing and future investigations or litigation brought by, against or involving the Company or any of its subsidiaries, officers or directors, whether administrative, civil or criminal in nature, in which and to the extent the Company, in its reasonable discretion, deems necessary. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with his cooperation provided such expenses are approved in advance by the Company. The Company shall use commercially reasonable efforts to limit any disruption to the Executive's employment caused by the Executive's cooperation in any such investigation or litigation. In the event that the Executive is required to take time off from full-time employment in order to fulfill his obligations under this Section 6(d), the Company shall pay the Executive for any lost wages resulting therefrom subject to an hourly cap equal to the Consulting Fee.

          (e) The Executive has disclosed to an appropriate officer of the Company or to the Board of Directors any information in his possession or subject to his control concerning any conduct of the Company, any of the Company's subsidiaries or any employee that he has reason to believe is or may be unlawful or unethical in any respect.

          7. Withholding. The Company shall withhold from payments due to the Executive such amounts as the Company shall reasonably determine it is required by law to withhold.

          8. Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

          9. Binding Agreement; Assignment. The rights and obligations of the parties hereto under this Agreement shall inure to the benefit of and shall be binding upon the parties' respective successors and assigns. This Agreement is personal to the Executive and may not be assigned by the Executive without the

Company's prior written consent. Any assignment or purported assignment by the Executive in violation of this Section 9 shall be null and void

          10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given which so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

                  If to the Company:        LogiMetrics, Inc.
                                            50 Orville Drive
                                            Bohemia, New York  11716
                                            Telephone:  (516) 784-4110
                                            Facsimile:  (516) 784-4130
                                            Attention:  Mr. Norman M. Phipps

                  If to the Executive:      Russell J. Reardon II
                                            11 Old Quarry Road
                                            Cedar Grove, New Jersey  07009
                                            Telephone:  (973) 239-8557
                                            Facsimile:  (973) 239-5550

or at such other addresses as shall be furnished in writing to the other party hereto.

          11. Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to such party under the circumstances.

          12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof.

          13. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing this Agreement.

          14. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all previous written, oral or implied understandings or agreements among them with respect to such matters. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          15. ATTORNEY REVIEW. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT AND THAT, PRIOR TO THE EXECUTIVE'S EXECUTING THIS AGREEMENT, THE COMPANY HAS
ADVISED THE EXECUTIVE TO AND HAS GIVEN HIM THE OPPORTUNITY TO HAVE HIS OWN INDEPENDENT ATTORNEY REVIEW THIS AGREEMENT.

          16. AGREEMENT EFFECTIVE. THIS AGREEMENT SHALL BE EFFECTIVE AND ENFORCEABLE ON THE EIGHTH (8TH) DAY AFTER EXECUTION BY THE EXECUTIVE. THE PARTIES UNDERSTAND AND AGREE THAT THE EXECUTIVE, IN HIS INDIVIDUAL CAPACITY, MAY REVOKE THIS AGREEMENT AFTER HAVING EXECUTED IT BY SO ADVISING THE COMPANY IN WRITING, PROVIDED SUCH WRITING IS RECEIVED BY THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 10 ABOVE NO LATER THAN 11:59 P.M. ON THE SEVENTH (7TH) DAY AFTER HIS EXECUTION OF THIS AGREEMENT. IF THE EXECUTIVE REVOKES THIS AGREEMENT, IT SHALL NOT BE EFFECTIVE OR ENFORCEABLE, AND THE EXECUTIVE SHALL NOT BE ENTITLED TO RECEIVE OR RETAIN THE PAYMENTS AND OTHER BENEFITS OF THE AGREEMENT.

          17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       LOGIMETRICS, INC.


                                        By:/s/Norman M. Phipps
                                           _____________________________________
                                           Norman M. Phipps, President and Chief
                                           Operating Officer


                                           /s/Russell J. Reardon II
                                           __________________________________
                                           Russell J. Reardon II

                                    Exhibit A


                         Form of Stock Option Agreement

                                    Exhibit B


                                  Press Release